UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 19, 2011 (July 13, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2011, Magnum Hunter Resources Corporation (the “Company”) entered into the First Amendment to the Second Amended and Restated Credit Agreement (the “First Amendment”), by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.  The First Amendment amends the Second Amended and Restated Credit Agreement dated as of April 13, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto (the “Credit Agreement”).

The Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016, with an initial borrowing base of $145 million (taking into account the completion by the Company of the NGAS Resources, Inc. acquisition, which closed on April 13, 2011 and the NuLoch Resources, Inc. acquisition, which closed on May 3, 2011).  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or may be increased up to a maximum commitment level of $250 million.

Pursuant to the First Amendment, effective June 30, 2011, the Company’s borrowing base was increased to $170 million. Also, the First Amendment provides for an additional borrowing base increase to $177.5 million, provided that the Company enters into certain swap agreements as set forth in the First Amendment. The First Amendment amended certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2011, the Company issued a press release announcing the Company's estimated total proved reserves at June 30, 2011 and also provided an estimate of the resource potential associated with its reserve base  (the "Reserves Release"). The Reserves Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Reserves Release. A copy of the Reserves Release is furnished herewith as part of this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 14, 2011, the Company issued a press release announcing the Company's estimated total proved reserves at June 30, 2011 and also provided an estimate of the resource potential associated with its reserve base (the "Reserves Release"). The Reserves Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Reserves Release. A copy of the Reserves Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

On July 15, 2011, the Company issued a press release announcing the purchase by a subsidiary of the Company of two new drilling rigs. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall each be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of July 13, 2011 and effective as of June 30, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.

99.1	Press Release of Magnum Hunter Resources Corporation Regarding Mid-Year Reserves at June 30, 2011, dated July 14, 2011.
99.2	Press Release of Magnum Hunter Resources Corporation Announcing the Purchase of Two New Drilling Rigs dated July 15, 2011.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: July 19, 2011	By:	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of July 13, 2011 and effective as of June 30, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.

99.1	Press Release of Magnum Hunter Resources Corporation Regarding Mid-Year Reserves at June 30, 2011, dated July 14, 2011.
99.2	Press Release of Magnum Hunter Resources Corporation Announcing the Purchase of Two New Drilling Rigs dated July 15, 2011.